EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation of our report dated February 22, 1999, which is incorporated in this Annual Report on Form 10-K.




Arnold G. Greene
New York, N.Y.
April 14, 1999